Exhibit 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 22, 2002, except as to Note 24, which is as of February 25, 2002, relating to the financial statements, which appears in Irwin Financial Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2001. We also consent to the references to us under the headings "Experts" and "Summary Consolidated Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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Chicago, Illinois
October 8, 2002